NEWS RELEASE

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com
PETROQUEST ENERGY RECEIVES CONTINUED LISTING STANDARD NOTICE FROM NYSE

LAFAYETTE, LA – January 4, 2016 – PetroQuest Energy, Inc. (the “Company”) (NYSE: PQ) announced that it received notice from NYSE Regulation, Inc. that it is not in compliance with the continued listing standards set forth in Section 802.01B of the Listed Company Manual of the New York Stock Exchange, Inc. (the “NYSE”) because the Company’s average global market capitalization fell below $50 million over a trailing consecutive 30 trading-day period and its last reported stockholders’ equity was less than $50 million. As required by the NYSE, the Company will notify the NYSE within ten business days of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements.

In accordance with NYSE procedures, the Company has 45 days from the receipt of the notice to submit a business plan to the NYSE demonstrating how it intends, within the next eighteen months, to regain compliance with the continued listing standards set forth in Section 802.01B of the Listed Company Manual. The Company intends to develop and submit such a business plan within the required time frame and will continue to work with the NYSE to attempt to comply with all continued listing standards. Assuming that the NYSE accepts the plan, the Company will be subject to quarterly monitoring for compliance with the business plan and the Company’s common stock will continue to trade on the NYSE during the eighteen month period, subject to the Company’s compliance with other NYSE continued listing requirements. The NYSE may choose to shorten the usual compliance period if prior to the end of the eighteen months the Company’s global market capitalization exceeds $50 million for two consecutive quarters.

If the Company’s common stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas, Oklahoma, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including our ability to satisfy the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any continued listing standard deficiency with respect thereto, the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market, our ability to reduce leverage or refinance our senior notes due 2017, our estimate of the sufficiency of our existing capital sources, including availability under our senior secured bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures or divestitures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.
Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”